                                                                 Exhibit 99.g(x)

                    AMENDMENT NUMBER 4 TO CUSTODIAN CONTRACT

         This Amendment to the Custodian Contract is made as of May 1, 2001 by and between The Hartford Mutual Funds, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custody Agreement referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of July 15, 1996, as amended December 31, 1997, April 30, 1998 and September 21, 1998 (as further amended and in effect from time to time, the "Contract"); and

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each such series subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio," and, collectively, the "Portfolios"); and

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 20 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 21, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.       PROVISIONS RELATING TO RULES 17F-5 AND 17F-7.

3.1. DEFINITIONS. Capitalized terms in Articles 3 and 4 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Eligible Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in

Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.     THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

         3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board of Directors (the "Board"), hereby delegates to the Custodian, with respect to the Portfolios, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager with respect to the Portfolios.

         3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with this
Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund on behalf of the Portfolios of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES.

                  (A) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Article 3, the Portfolio's Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (B) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (C) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

         3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Article 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

         3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

         3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

         3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3      ELIGIBLE SECURITIES DEPOSITORIES.

         3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE THE UNITED STATES.

4.1 DEFINITIONS. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.     TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other proper purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

         (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

         (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) for payment of part or all of the dividends received in respect of securities sold short;

         (vii) in connection with the borrowing or lending of foreign securities; and

         (viii) for any other proper purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6. BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such

Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8. SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS AND FOREIGN SECURITIES SYSTEMS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. LIABILITY OF CUSTODIAN. Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

STATE STREET BANK AND TRUST               THE HARTFORD MUTUAL FUNDS,
COMPANY                                   INC.


By:/s/ Kenneth A. Bergeron                By:/s/ David M. Znamierowski
   ---------------------------------         ----------------------------------
Name:   Kenneth A. Bergeron               Name:   David M. Znamierowski
Title:  Senior Vice President             Title:  President

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK

                         ELIGIBLE FOREIGN SUBCUSTODIANS

        Country                         Eligible Foreign Subcustodian
Argentina                         Citibank, N.A.

Australia                         Westpac Banking Corporation

Austria                           Erste Bank der Osterreichischen
                                  Sparkassen AG

Bahrain                           HSBC Bank Middle East
                                  (as delegate of The Hongkong and
                                  Shanghai Banking Corporation Limited)

Bangladesh                        Standard Chartered Bank

Belgium                           Fortis Bank nv-sa

Bermuda                           The Bank of Bermuda Limited

Bolivia                           Citibank, N. A.

Botswana                          Barclays Bank of Botswana Limited

Brazil                            Citibank, N.A.

Bulgaria                          ING Bank N.V.

Canada                            State Street Trust Company Canada

Chile                             BankBoston, N.A.

People's Republic of China        The Hongkong and Shanghai
                                  Banking Corporation Limited,
                                  Shanghai and Shenzhen branches

Columbia                          Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica                        Banco BCT S.A.

Croatia                           Privredna Banka Zagreb d.d

Cyprus                            The Cyprus Popular Bank Ltd.

Czech Republic                    Ceskoslovenska Obchodni Banka, A.S.

Denmark                           Danske Bank A/S

Ecuador                           Citibank, N.A.

Egypt                             Egyptian British Bank S.A.E. (as delegate of The
                                  Hongkong and Shanghai Banking Corporation Limited)

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK

                         ELIGIBLE FOREIGN SUBCUSTODIANS

        Country                         Eligible Foreign Subcustodian
Estonia                           Hansabank

Finland                           Merita Bank Plc.

France                            BNP Paribas, S.A.

Germany                           Dresdner Bank AG

Ghana                             Barclays Bank of Ghana Limited

Greece                            National Bank of Greece S.A.

Hong Kong                         Standard Chartered Bank

Hungary                           Citibank Rt.

Iceland                           Icebank Ltd.

India                             Deutsche Bank AG
                                  The Hongkong and Shanghai Banking Corporation Limited

Indonesia                         Standard Chartered Bank

Ireland                           Bank of Ireland

Israel                            Bank Hapoalim B.M.

Italy                             BNP Paribas, Italian Branch

Ivory Coast                       Societe Generale de Banques en Cote d'Ivoire

Jamaica                           Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                             The Fuji Bank, Limited
                                  The Sumitomo Bank, Limited

Jordan                            HSBC Bank Middle East (as delegate of The Hongkong and
                                  Shanghai Banking Corporation Limited)

Kazakhstan                        HSBC Bank Kazakhstan

Kenya                             Barclays Bank of Kenya Limited

Republic of Korea                 The Hongkong and Shanghai Banking Corporation Limited

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK

                         ELIGIBLE FOREIGN SUBCUSTODIANS

        Country                         Eligible Foreign Subcustodian
Latvia                            A/s Hansabanka

Lebanon                           HSBC Bank Middle East (as delegate of The Hongkong and
                                  Shanghai Banking Corporation Limited)

Lithuania                         Vilniaus Bankas AB

Malaysia                          Standard Chartered Bank Malaysia Berhad

Mauritius                         The Hongkong and Shanghai Banking Corporation Limited

Mexico                            Citibank Mexico, S.A.

Morocco                           Banque Commerciale du Maroc

Namibia                           Standard Bank Namibia Limited

Netherlands                       Fortis Bank (Nederland) N.V.

New Zealand                       ANZ Banking Group (New Zealand) Limited

Nigeria                           Stanbic Merchant Bank Nigeria Limited

Norway                            Christiania Bank og Kreditkasse ASA

Oman                              HSBC Bank Middle East (as delegate of The Hongkong and
                                  Shanghai Banking Corporation Limited)

Pakistan                          Deutsche Bank AG

Palestine                         HSBC Bank Middle East (as delegate of The Hongkong and
                                  Shanghai Banking Corporation Limited)

Panama                            BankBoston, N.A.

Peru                              Citibank, N.A.

Philippines                       Standard Chartered Bank

Poland                            Citibank (Poland) S.A.

Portugal                          Banco Commercial Portugues

Qatar                             HSBC Bank Middle East (as delegate of The Hongkong and
                                  Shanghai Banking Corporation Limited)

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK

                         ELIGIBLE FOREIGN SUBCUSTODIANS

        Country                         Eligible Foreign Subcustodian
Romania                           ING Bank N.V.

Russia                            Credit Suisse First Boston AO - Moscow (as delegate of
                                  Credit Suisse First Boston - Zurich)

Singapore                         The Development Bank of Singapore Limited

Slovak Republic                   Ceskoslovenska Obchodni Banka, A.S.

Slovenia                          Bank Austria Creditanstalt d.d. - Ljubljana

South Africa                      Standard Bank of South Africa Limited

Spain                             Banco Santander Central Hispano S.A.

Sri Lanka                         The Hongkong and Shanghai Banking Corporation Limited

Swaziland                         Standard Bank Swaziland Limited

Sweden                            Skandinaviska Enskilda Banken

Switzerland                       UBS AG

Taiwan - R.O.C.                   Central Trust of China

Thailand                          Standard Chartered Bank

Trinidad & Tobago                 Republic Bank Limited

Tunisia                           Banque Internationale Arabe de Tunisie

Turkey                            Citibank, N.A.

Ukraine                           ING Bank Ukraine

United Kingdom                    State Street Bank and Trust Company, London Branch

Uruguay                           BankBoston, N.A.

Venezuela                         Citibank, N.A.

Vietnam                           The Hongkong and Shanghai Banking Corporation Limited

Zambia                            Barclays Bank of Zambia Limited

Zimbabwe                          Barclays Bank of Zimbabwe Limited

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK

          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS

       Country                           Eligible Securities Depositories
Argentina                           Caja de Valores, S.A.

Australia                           Austraclear Limited

                                    Reserve Bank Information and Transfer System

Austria                             Oesterreichische Kontrollbank AG
                                    (Wertpapiersammelbank Division)

Belgium                             Caisse Interprofessionnelle de Depots et de Virements
                                    de Titres, S.A.

                                    Banque Nationale de Belgique

Brazil                              Companhia Brasileira de Liquidacao e Custodia

                                    Sistema Especial de Liquidacao e de Custodia (SELIC)

                                    Central de Custodia e de Liquidacao Financeira de
                                    Titulos Privados (CETIP)

Bulgaria                            Central Depository AD

                                    Bulgarian National Bank

Canada                              Canadian Depository for Securities Limited

Chile                               Deposito Central de Valores S.A.

People's Republic of China          Shanghai Securities Central Clearing & Registration
                                    Corporation

                                    Shenzhen Securities Central Clearing Co., Ltd.

Colombia                            Deposito Centralizado de Valores

Costa Rica                          Central de Valores S.A.

Croatia                             Ministry of Finance
                                    National Bank of Croatia
                                    Sredisnja Depozitarna Agencija d.d.

Czech Republic                      Stredisko cennych papiru

                                    Czech National Bank

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK

          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS

       Country                           Eligible Securities Depositories
Denmark                             Vaerdipapircentralen (Danish Securities Center)

Egypt                               Misr for Clearing, Settlement, and Depository

Estonia                             Eesti Vaartpaberite Keskdepositoorium

Finland                             Finnish Central Securities Depository

France                              Societe Interprofessionnelle pour la Compensation des
                                    Valeurs Mobilieres

Germany                             Clearstream Banking AG, Frankfurt

Greece                              Bank of Greece, System for Monitoring Transactions in
                                    Securities in Book-Entry Form

                                    Apothetirion Titlon AE - Central Securities Depository

Hong Kong                           Central Clearing and Settlement System

                                    Central Moneymarkets Unit

Hungary                             Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)

India                               National Securities Depository Limited

                                    Central Depository Services India Limited

                                    Reserve Bank of India

Indonesia                           Bank Indonesia

                                    PT Kustodian Sentral Efek Indonesia

Israel                              Tel Aviv Stock Exchange Clearing House Ltd. (TASE
                                    Clearinghouse)

Italy                               Monte Titoli S.p.A.

Ivory Coast                         Depositaire Central - Banque de Reglement

Jamaica                             Jamaica Central Securities Depositary

Japan                               Japan Securities Depository Centry (JASDEC) Bank of
                                    Japan Net System

Kazakhstan                          Central Depository of Securities

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK

          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS

       Country                           Eligible Securities Depositories
Kenya                               Central Bank of Kenya

Republic of Korea                   Korea Securities Depository

Latvia                              Latvian Central Depository

Lebanon                             Custodian and Clearing Center of Financial Instruments
                                    for Lebanon and the Middle East (Midclear) S.A.L.
                                    Banque du Liban

Lithuania                           Central Securities Depository of Lithuania

Malaysia                            Malaysian Central Depository Sdn. Bhd.

                                    Bank Negara Malaysia, Scripless Securities Trading and
                                    Safekeeping System

Mauritius                           Central Depository and Settlement Co. Ltd.

                                    Bank of Mauritius

Mexico                              S.D. INDEVAL (Instituto para el Deposito de Valores)

Morocco                             Maroclear

Netherlands                         Nederlands Centraal Instituut voor Giraal

                                    Effectenverkeer V.B. (NECIGEF)

New Zealand                         New Zealand Central Securities Depository Limited

Nigeria                             Central Securities Clearing System Limited

Norway                              Verdipapirsentralen (Norwegian Central Securities
                                    Depository)

Oman                                Muscat Depository & Securities Registration Company,
                                    SAOC

Pakistan                            Central Depository Company of Pakistan Limited

                                    State Bank of Pakistan

Palestine                           Clearing Depository and Settlement, a department of the
                                    Palestine Stock Exchange

Peru                                Caja de Valores y Liquidaciones, Institucion de
                                    Compensacion y Liquidacion de Valores S.A.

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK

          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS

       Country                           Eligible Securities Depositories
Philippines                         Philippine Central Depository, Inc.

                                    Registry of Scripless Securities (ROSS) of the Bureau
                                    of Treasury

Poland                              National Depository of Securities (Krajowy Depozyt
                                    Papierow Wartosciowych SA)

                                    Central Treasury Bills Registrar

Portugal                            Central de Valores Mobiliarios

Qatar                               Central Clearing and Registration (CCR), a department
                                    of the Doha Securities Market

Romania                             National Securities Clearing, Settlement and Depository
                                    Company

                                    Bucharest Stock Exchange Registry Division

                                    National Bank of Romania

Singapore                           Central Depository (Pte) Limited

                                    Monetary Authority of Singapore

Slovak Republic                     Stredisko cennych papierov

                                    National Bank of Slovakia

Slovenia                            Klirinsko Depotna Druzba d.d.

South Africa                        Central Depository Limited

                                    Share Transactions Totally Electronic (STRATE) Ltd.

Spain                               Servicio de Compensacion y Liquidacion de Valores, S.A.

                                    Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka                           Central Depository System (Pvt) Limited

Sweden                              Vardepapperscentralen VPC AB (Swedish Central
                                    Securities Depository)

Switzerland                         SegaIntersettle AG (SIS)

Taiwan - R.O.C.                     Taiwan Securities Central Depository Co., Ltd.

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK

          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS

       Country                           Eligible Securities Depositories
Thailand                            Thailand Securities Depository Company Limited

Tunisia                             Societe Tunisienne Interprofessionelle pour la
                                    Compensation et de Depots des Valeurs Mobilieres

Turkey                              Takas ve Saklama Bankasi A.S. (TAKASBANK)

                                    Central Bank of Turkey

Ukraine                             National Bank of Ukraine

United Kingdom                      Central Gilts Office and Central Moneymarkets Office

Venezuela                           Banco Central de Venezuela

Zambia                              LuSE Central Shares Depository Limited

                                    Bank of Zambia

TRANSNATIONAL

Euroclear
Clearstream Banking AG

01/31/01

                                   SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION                              BRIEF DESCRIPTION
-------------------------------                              -----------------
(FREQUENCY)
The Guide to Custody in World Markets         An overview of safekeeping and settlement practices and
(annually)                                    procedures in each market in which State Street Bank
                                              and Trust Company offers custodial services.

Global Custody Network Review                 Information relating to the operating history and
(annually)                                    structure of depositories and subcustodians located in
                                              the markets in which State Street Bank and Trust
                                              Company offers custodial services, including
                                              transnational depositories.

Global Legal Survey                           With respect to each market in which State Street Bank
(annually)                                    and Trust Company offers custodial services, opinions
                                              relating to whether local law restricts (i) access of a
                                              fund's independent public accountants to books and
                                              records of a Foreign Sub-Custodian or Foreign
                                              Securities System, (ii) the Fund's ability to recover
                                              in the event of bankruptcy or insolvency of a Foreign
                                              Sub-Custodian or Foreign Securities System, (iii) the
                                              Fund's ability to recover in the event of a loss by a
                                              Foreign Sub-Custodian or Foreign Securities System, and
                                              (iv) the ability of a foreign investor to convert cash
                                              and cash equivalents to U.S. dollars.

Subcustodian Agreements                       Copies of the subcustodian contracts State Street Bank
(annually)                                    and Trust Company has entered into with each
                                              subcustodian in the markets in which State Street Bank
                                              and Trust Company offers subcustody services to its US
                                              mutual fund clients.

Network Bulletins (weekly):                   Developments of interest to investors in the markets in
                                              which State Street Bank and Trust Company offers
                                              custodial services.

Foreign Custody Advisories (as necessary):    With respect to markets in which State Street Bank and
                                              Trust Company offers custodial services which exhibit
                                              special custody risks, developments which may impact
                                              State Street's ability to deliver expected levels of
                                              services.